SIFCO Industries, Inc. (“SIFCO”) Announces
Second Quarter Fiscal 2018 Financial Results

Cleveland - SIFCO Industries, Inc. (NYSE American: SIF) today announced financial results for its second quarter of fiscal 2018, which ended March 31, 2018.
Second Quarter 2018 Highlights

•	Total debt was reduced by $3.0 million.

•	Backlog as of March 31, 2018 was $99.8 million. Our delivery requirements for the balance of the fiscal year total $64.3 million. Overall backlog is the highest of the previous three years.

•
Significant sequential quarter-over-quarter improvement in pre-tax results after one-time non-GAAP measures are considered. See "Use of Non-GAAP Financial Measures" section and "Supplemental Data" section within release for important information regarding these measures.

CEO Peter W. Knapper stated, "Our focus continues to be on delivering quality products, on time to our customers and growing our company. The Aerospace market was strong for the quarter while we were unfavorably impacted by the softness in our served Energy market. Accounting for one-time items, we see our rationalization efforts discussed previously demonstrate significant improvement quarter over quarter. Our cash management performed well, reducing debt by $3.0 million in the quarter."

Results for the Second Quarter

•	Net sales in the second quarter of fiscal 2018 decreased 11.2% to $27.8 million, compared with $31.3 million in the second quarter of fiscal 2017.

•	Net loss for the second quarter of fiscal 2018 was $2.0 million, or ($0.37) per diluted share, compared with a loss of $1.7 million or ($0.30) per diluted share, in the second quarter of fiscal 2017.

•	EBITDA was $0.5 million in the second quarter of fiscal 2018 compared with $1.2 million in the second quarter of fiscal 2017.

•	Adjusted EBITDA in the second quarter of fiscal 2018 was $0.5 million compared with Adjusted EBITDA of $2.4 million in the second quarter of fiscal 2017.
Results for the Year to Date

•	Net sales in the first six months of fiscal 2018 decreased 17.1% to $52.0 million, compared with $62.8 million in fiscal 2017.

•
Net loss for the first six months of fiscal 2018 was $2.9 million, or $(0.53) per diluted share, compared with net loss of $4.3 million, or $(0.78) per diluted share, in the first six months of fiscal 2017.

•	EBITDA was $2.0 million in the first six months of fiscal 2018 compared with $2.1 million in the first six months of fiscal 2017.

•	Adjusted EBITDA in the first six months of fiscal 2018 was $0.4 million with Adjusted EBITDA of $4.4 million in the first six months of fiscal 2017.

Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. EBITDA, Adjusted EBITDA and the presentation of measures adjusted for certain items that we do not consider part of on-going operations are non-GAAP financial measures and are intended to serve as supplements to results provided in accordance with accounting principles generally accepted in the United States. Items excluded in the presentation of the non-GAAP financials are discussed in the "Supplemental Data" of this filing. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available under "Non-GAAP Financial Measures" in this news release.

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities (including backlog), and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

The Company's Form 10-K for the year ended September 30, 2017 can be accessed through its website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining

Second Quarter Ended March 31,
(Amounts in thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
Net sales	$27,794	$31,302	$52,044	$62,776
Cost of goods sold	25,265	27,643	47,487	54,948
Gross profit	2,529	3,659	4,557	7,828
Selling, general and administrative expenses	3,861	4,396	7,933	9,699
Amortization of intangible assets	433	573	858	1,165
Gain on disposal of operating assets	(29)	—	(1,429)	(6)
Operating loss	(1,736)	(1,310)	(2,805)	(3,030)
Interest income	(14)	(16)	(29)	(30)
Interest expense	436	541	886	1,219
Foreign currency exchange (gain) loss, net	(43)	12	(80)	17
Other income, net	(80)	(107)	(396)	(214)
Loss from operations before income tax expense (benefit)	(2,035)	(1,740)	(3,186)	(4,022)
Income tax expense (benefit)	3	(83)	(237)	244
Net loss	$(2,038)	$(1,657)	$(2,949)	$(4,266)

Net loss per share
Basic	$(0.37)	$(0.30)	$(0.53)	$(0.78)
Diluted	$(0.37)	$(0.30)	$(0.53)	$(0.78)

Weighted-average number of common shares (basic)	5,535	5,479	5,519	5,473
Weighted-average number of common shares (diluted)	5,535	5,479	5,519	5,473

Second Quarter Ended Fiscal 2018,
(Amounts in thousands, except per share data)

	March 31, 2018	September 30, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$885	$1,399
Receivables, net of allowance for doubtful accounts of $488 and $330, respectively	26,211	25,894
Inventories, net	18,874	20,381
Refundable income taxes	99	292
Prepaid expenses and other current assets	2,016	1,644
Assets held for sale	1,027	2,524
Total current assets	49,112	52,134
Property, plant and equipment, net	37,894	39,508
Intangible assets, net	6,075	6,814
Goodwill	12,544	12,170
Other assets	175	261
Total assets	$105,800	$110,887
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$7,463	$7,560
Revolving credit agreement	16,807	18,557
Accounts payable	13,225	12,817
Accrued liabilities	7,095	6,791
Total current liabilities	44,590	45,725
Long-term debt, net of current maturities	4,048	5,151
Deferred income taxes	2,478	3,266
Pension liability	5,972	6,184
Other long-term liabilities	117	430
Shareholders’ equity:
Serial preferred shares, no par value, authorized 1,000 shares	—	—
Common shares, par value $1 per share, authorized 10,000 shares; issued and outstanding shares –5,691 at March 31, 2018 and 5,596 at September 30, 2017	5,691	5,596
Additional paid-in capital	9,664	9,519
Retained earnings	41,318	44,267
Accumulated other comprehensive loss	(8,078)	(9,251)
Total shareholders’ equity	48,595	50,131
Total liabilities and shareholders’ equity	$105,800	$110,887

Non-GAAP Financial Measures
Presented below is certain financial information based on the Company's EBITDA and Adjusted EBITDA. References to “EBITDA” mean earnings (losses) from continuing operations before interest, taxes, depreciation and amortization, and references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA.

Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles in the United States of America (“GAAP”). The Company presents EBITDA and Adjusted EBITDA because it believes that they are useful indicators for evaluating operating performance and liquidity, including the Company’s ability to incur and service debt and it uses EBITDA to evaluate prospective acquisitions. Although the Company uses EBITDA and Adjusted EBITDA for the reasons noted above, the use of these non-GAAP financial measures as analytical tools has limitations. Therefore, reviewers of the Company’s financial information should not consider them in isolation, or as a substitute for analysis of the Company's results of operations as reported in accordance with GAAP. Some of these limitations include:

•	Neither EBITDA nor Adjusted EBITDA reflects the interest expense, or the cash requirements necessary to service interest payments on indebtedness;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;

•	The omission of the substantial amortization expense associated with the Company’s intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and

•	Neither EBITDA nor Adjusted EBITDA includes the payment of taxes, which is a necessary element of operations.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its businesses. Management compensates for these limitations by not viewing EBITDA or Adjusted EBITDA in isolation and specifically by using other GAAP measures, such as net income (loss), net sales, and operating income (loss), to measure operating performance. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net loss or cash flow from operations determined in accordance with GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA:

Dollars in thousands	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Net loss	$(2,038)	$(1,657)	$(2,949)	$(4,266)
Adjustments:
Depreciation and amortization expense	2,128	2,424	4,319	4,939
Interest expense, net	422	525	857	1,189
Income tax expense (benefit)	3	(83)	(237)	244
EBITDA	515	1,209	1,990	2,106
Adjustments:
Foreign currency exchange (gain) loss, net (1)	(43)	12	(80)	17
Other income, net (2)	(80)	(107)	(396)	(214)
Gain on disposal of operating assets (3)	(29)	—	(1,429)	(6)
Equity compensation (4)	47	187	242	345
LIFO impact (5)	63	118	115	225
Orange expansion (6)	—	931	—	1,883
Adjusted EBITDA	$473	$2,350	$442	$4,356

(1)	Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.

(2)
Represents miscellaneous non-operating income or expense, primarily rental income from the Company's Irish subsidiary and in the three and six months ended March 31, 2018, grant income was realized as it relates to the Company's Irish subsidiary.

(3)	Represents the difference between the proceeds from the sale of operating equipment and sale of the Ireland building and the carrying value shown on the Company’s books.

(4)	Represents the equity-based compensation benefit and expense recognized by the Company under its 2016 Long-Term Incentive Plan due to granting of awards, awards not vesting and/or forfeitures.

(5)	Represents the increase in the reserve for inventories for which cost is determined using the last-in, first-out (“LIFO”) method.

(6)	Represents costs related to expansion of one of the plant locations that are required to be expensed as incurred.

Supplemental Data

Significant items impacting quarter-over-quarter comparability for fiscal 2018 are presented below.

(Amounts in thousands)

	Three Months Ended December 31,				Three Months Ended March 31,
	2017	One-time (1)	2017 Adjusted	% of Sales	2018	One-time (2)	2018 Adjusted	% of Sales
Net sales	$24,251	$—	$24,251	100.0%	$27,794	$—	$27,794	100.0%
Cost of goods sold	22,222	—	22,222	91.6%	25,265	(607)	24,658	88.7%
Gross profit	2,029	—	2,029	8.4%	2,529	607	3,136	11.3%
Selling, general and administrative expenses	4,072	—	4,072		3,861	(170)	3,691
Amortization of intangible assets	425	—	425		433	—	433
Gain on disposal of operating assets	(1,400)	1,520	120		(29)	25	(4)
Operating loss	(1,068)	(1,520)	(2,588)	(10.7)%	(1,736)	752	(984)	(3.5)%
Interest income	(9)	—	(9)		(14)	—	(14)
Interest expense	444	—	444		436	—	436
Foreign currency exchange (gain) loss, net	(36)	—	(36)		(43)	—	(43)
Other income, net	(316)	—	(316)		(80)	—	(80)
Loss from operations before income tax expense (benefit)	$(1,151)	$(1,520)	$(2,671)	(11.0)%	$(2,035)	$752	$(1,283)	(4.6)%

1.	In December 2017, the Company sold its Ireland building which approximated $1.5 million in gains included in the first quarter 2018, which impacted comparability of our reported results.

2.
At March 31, 2018, non-cash adjustments for the write-down of $0.6 million inventory remaining at the now-closed Alliance, Ohio facility and full reserve of $0.2 million of a note receivable from a former customer.

Contacts

SIFCO Industries, Inc.
Thomas R. Kubera, 216-881-8600
www.sifco.com